Worksport Ltd. Retains Digital BD to Investigate Short Selling Activity; CEO Reaffirms Confidence with Personal Share Purchase at 44% Premium to Market

Company Formally Addresses Unusual Trading Activity Amid Strong Growth Prospects and Upcoming Product Releases

West Seneca, New York, November 21, 2024 - Worksport Ltd. (NASDAQ: WKSP) ("Worksport" or the "Company"), a U.S.-based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors, is announcing today that it has retained Digital BD, Inc. to monitor and investigate potentially illegal short selling activity of its shares. Concurrently, CEO Steven Rossi has demonstrated his confidence in the Company's future by personally purchasing restricted Worksport shares at a 44% premium to the market price.

CEO Commentary

"We strongly believe that recent stock trading activity does not reflect the health of our business or our significant growth pathways. We're setting new volume sales records almost daily, while facing suspicious and volatile stock activity that we will thoroughly investigate. We've had an amazing year, we just reported a remarkable 581% growth in Q3, and we are projecting revenues in 2025 that exceed our entire market capitalization as of yesterday," said Steven Rossi, CEO of Worksport. "Our sales are growing exponentially month over month, and we have three highly innovative products set for near-term release. On Tuesday, I personally purchased shares at a 44% premium to the closing price, underscoring my unwavering confidence in Worksport's bright future."

Engagement of Digital BD, Inc.

To safeguard shareholder value and address unusual trading patterns, Worksport has engaged Digital BD, Inc., a leading provider of Regulation SHO compliance monitoring, short sale trading analytics, and market integrity surveillance. Digital BD will monitor daily short volume data from all U.S. exchanges, encompassing both EXEMPT (market makers) and NON-EXEMPT (other market participants) short sales, and will report its findings to the Company.

Monitoring Compliance with Fair Market Practices: Regulation SHO mandates that bona-fide market-making activities include making purchases and sales in roughly comparable amounts. Digital BD will scrutinize market makers trading WKSP shares daily for adherence to fair market-making requirements. The Securities and Exchange Commission ("SEC") specifies that bona-fide market-making does not include activities related to speculative selling strategies for investment purposes that are disproportionate to usual market-making patterns.

Data Analysis and Reporting: Digital BD will collaborate with Worksport to obtain broker volume reports, identifying which market makers are transacting in the Company's shares and the proportion of trading volume they represent. By triangulating broker volume and daily short volume data, Worksport aims to gain a clear understanding of the sources and execution points of short sale activities.

CEO Commitment

"We are committed to continuing our growth trajectory and protecting the interests of our shareholders," added Rossi. "With the assistance of Digital BD, we will closely monitor trading activities to ensure compliance with all legal requirements. We firmly believe that Worksport is significantly undervalued, and we are dedicated to unlocking its true value. We intend to pursue, with vigor, any and all avenues to discover, eliminate, and do everything in our power to prevent future illegal short selling or open market manipulation of Worksport's stock."

Worksport Q3 Earnings Call

Q3 revenue surged to $3.12 million-a 581% year-over-year increase compared to $458,433 in Q3 2023. Worksport held its Q3 2024 earnings call on Wednesday, November 13, 2024. The prepared remarks and presented earnings call deck are available at Worksport's Investor Relations website.

About DIGITAL BD, Inc.

Digital BD monitors trading in all US stocks in real time and maintains massive databases of short sale time and sales data, short squeeze prices, market-maker price movements, shareholder data, statistical data on earnings, sector correlation, seasonality, hedge fund trading strategies and comparable valuations. The company owns Global Digital Markets, a FINRA member firm.

Contact:

Ralph Dillon

949-280-8591
ralph@digitalbd.io
https://digitalbd.io

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport's hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the EV sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. Terravis Energy's website is terravisenergy.com. For more information, please visit investors.worksport.com.

Connect with Worksport

Please follow the Company's social media accounts on X (previously Twitter), Facebook,

LinkedIn, YouTube, and Instagram (collectively, the "Accounts"), the links of which are links to external third party websites, as well as sign up for the Company's newsletters at investors.worksport.com. The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company.

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Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, SEC filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media.

The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

For additional information, please contact:

Investor Relations, Worksport Ltd.  T: 1 (888) 554-8789 -128 W: investors.worksport.com    W: www.worksport.com    E: investors@worksport.com

Forward-Looking Statements

The information contained herein may contain "forward‐looking statements." Forward‐looking statements reflect the current view about future events. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," "project," "should," or the negative of these terms and similar expressions, as they relate to us or our management, identify forward‐looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC, including, without limitation, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.